JAMES MOORE & CO., P.L.
                          CERTIFIED PUBLIC ACCOUNTANTS

Securities and Exchange Commission
Washington, DC 20549


Gentlemen:

     We have read Item 4 of the Current Report on Form 8-K of The Deltona Corporation for April 2, 1998, and we agree with the statements contained therein insofar as they relate to our firm.

                                              Very truly yours,

                                              /S/James Moore & Co.
                                              --------------------

                                              James Moore & Co., P.L.
                                              Certified Public Accounts

Gainesville, Florida
April 2, 1998